Exhibit 10.2

                               LICENSE AGREEMENT

         THIS AGREEMENT made and entered into this 11th day of December, 2003 by NanoSensors, Inc., having a place of business at 1800 Wyatt Drive, Santa Clara, CA., 95054, (hereinafter referred to as LICENSEE), and Axiom Corp and Matt Zuckerman having place of business at 0120 Letey Lane, Woody Creek, CO., 81656, (hereinafter referred to as LICENSOR).

         WHEREAS, LICENSOR has developed sensors technologies for detecting explosives, chemicals and biologicals (hereinafter referred to as TECHNOLOGY); and

         WHEREAS, LICENSOR desires to license and LICENSEE desires to obtain certain worldwide rights to the TECHNOLOGY for use exclusively within LICENSEE's MARKET.

         NOW, therefore the parties agree as follows:

1.0 DEFINITIONS - For the purpose of this licensing Agreement, the following words and terms shall have the meanings set forth below:

         a) TECHNOLOGY - Sensor technologies for detecting explosives, chemicals and biologicals as further described in Exhibit A..

         b)       TERRITORY - worldwide.

         c)       MARKET - all commercial markets

         d) SUBSIDIARY or AFFILIATE - Any corporation or other entity which a party controls, or which that party, possesses a legal and/or beneficial interest of at least fifty (50%) percent or which owns, controls and possessed at least fifty (50%) percent legal or beneficial interest in that party.

         e) GROSS REVENUE - The gross revenue received by the LICENSEE or any SUBSIDIARY or AFFILIATE of LICENSEE, for the PROJECTS in which the TECHNOLOGY is used

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2.0      THE GRANT

         2.1 LICENSOR grants to LICENSEE an exclusive license to use of the TECHNOLOGY in the TERRITORY and MARKET.

         2.2 LICENSEE shall have the right to grant a sub license under this License Agreement without the written consent of the LICENSOR.

3.0      LICENSING FEES, ROYALTIES AND MINIMUM ANNUAL GUARANTEES

         3.1 LICENSEE shall pay to LICENSOR in the TERRITORY and MARKET a one-time licensing fee of $90,000. An initial payment of $50,000 will be paid at the signing of this agreement and the remaining $40,000 on a schedule mutually agreed upon by LICENSEE and LICENSOR.

         3.2 LICENSEE shall grant LICENSOR five million (5,000,000) shares of common stock of the LICENSEE. The total number of shares issued by LICENSEE at the date of this agreement is ten million (10,000,000) share of common stock.

         3.3 LICENSEE shall pay to LICENSOR in the TERRITORY and MARKET no royalties on this license or any sublicenses.

4.0      CONSULTING SERVICES

         4.1 LICENSEE shall enter into a consulting service agreement with LICENSOR under terms and conditions shown in Exhibit B. All patents developed under this Consulting Service Agreement in sensor technologies to detect explosives, chemicals and biologicals shall be assigned to LICENSEE by LICENSOR.


5.0      WARRANTIES AND REPRESENTATION

         5.1      LICENSOR warrants and represents that:

                  a) LICENSOR has the full corporate power and authority to execute, deliver and perform this Agreement and to enter into and consummate all transactions contemplated by this Agreement,

                  b) LICENSOR has no knowledge of any infringement of a third-party patent or any other claim which would interfere with the use of the TECHNOLOGY by LICENSEE.

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         5.2      LICENSEE warrants and represents that:

                  a) LICENSOR has the full corporate power and authority to execute, deliver and perform this Agreement and to enter into and consummate all transactions contemplated by this Agreement,

6.0      ACKNOWLEDGEMENT

         6.1 The Acknowledgement of the TECHNOLOGY being the LICENSOR'S technology shall be defined by LICENSEE and mutually agreed upon by LICENSOR and LICENSEE prior to the commencement of any Services.

7.0      TERM

         7.1 This term of this Agreement is perpetual fromthe date of this Agreement.

8.0      NO JOINT VENTURE

         8.1 Nothing herein shall be construed to place the parties in the relationship of partners or joint ventures and neither party shall have the power to obligate or bind the other in any manner.

9.0      CONFIDENTIALITY

         9.1 The LICENSOR's Confidentiality and Non-Disclosure Agreement shall be signed by the LICENSEE in this TERRITORY and MARKET.

10.0     APPLICABLE LAW

         10.1 This Agreement shall be construed and applied in accordance with the laws of the States of California, except as to any provisions hereof that are governed by the laws of the United States of America, in which case the latter shall govern.

11.0     DISPUTES

         11.1 All disputes, controversies or differences which may arise out of or in relation to or in connection with this License Agreement as between the parties to this License Agreement shall be resolved through arbitration on an expedited basis in accordance with the rules of the American Arbitration Association in San Jose, California USA.

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12.0     ASSIGNMENT

         12.1 LICENSEE's obligations and rights under this License Agreement can be assigned by LICENSEE.

13.0     INVALIDITY

         13.1 Invalidity, illegality or unenforceability of any part of this License Agreement shall not affect the validity, legality or enforceability of the balance thereof.

14.0     ENTIRE UNDERSTANDING

         14.1 This License Agreement is the entire understanding between the parties and no change in agreement or modification shall be effective unless executed in writing.

15.0     NOTICES

         15.1 Any communication, report or notice required or permitted to be given under this License Agreement shall be made in writing and shall be deemed to have been duly and validly given effective upon receipt of same , or if sent by Certified or Registered mail, effective seven (7) days after mailing, addressed to each case as follows:

                  a)       If to LICENSOR, to it at:

                           AXIOM  CORPORATION.
                           0120 Letey Lane
                           Woody Creek, CO.  81656
                           Attention: Dr. Matt Zuckerman

                  b)       If to LICENSEE, to it at:

                           HEALTHHELPER.COM,  INC.
                           1800 Wyatt Drive
                           Santa Clara, CA. 95054
                           Attention: Dr. Ted Wong

         or at such other address as either party may hereafter furnish to the other party by written notice, as herein provided.

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         IN WITNESS  WHEREOF the parties hereto have caused this Agreement to be executed effective as of the date of this Agreement.

        LICENSOR:                                 LICENSEE:

        AXIOM CORP..                              NANOSENSORS,  INC.


        By:/s/ Matt Zuckerman                     By: /s/ Ted Wong
          ----------------------------              ----------------------------
          Matt Zuckerman, President                 Ted Wong, President